EXHIBIT 2.2


                         OMITTED SCHEDULES AND EXHIBITS
                        -------------------------------


     Set forth below is a list of omitted Schedules and Exhibits to the Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K. Copies of any of the Omitted Schedules and Exhibits will be provided to the SEC upon request.




Schedule No.       Description
------------     --------------


Schedule 4.1       Jurisdictions
Schedule 4.2       Capitalization of JMCD
Schedule 4.18      Employees; Labor Matters
Schedule 6.4       Warrants, Convertible Securities,
                   Registration Rights



Exhibit No.       Description
------------     --------------


Exhibit 9.5        Form of Opinion of JMCD's Counsel
Exhibit 9.6        Form of Pledge and Escrow Agreement
Exhibit 9.7        Form of Employment Agreement
Exhibit 10.4       Form of Opinion of Merger Sub's and Registrant's Counsel